AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

    THIS AMENDMENT dated as of the 3rd day of August, 2020, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Akre Focus Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

    WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend Exhibit W of the Agreement to add fees for the Dealer Reclaim Services; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

The following fees, will be added to Exhibit W attached hereto:

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
    $[ ] per fund group per month

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By: _____________________________	By: ________________________________
Name: __________________________	Name: ______________________________
Title: President	Title: Senior Vice President

Exhibit W
to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement
Name of Series
Akre Focus Fund

Date Added             November 1, 2020
Annual Service Charges to the Fund*
Transfer Agent Annual Fee Based Upon Average Net Assets Per Fund* (inclusive of all serviced utilized at November 1, 2020)
[ ] basis points on first $[ ]
[ ] basis points on balance

Services include in the annual basis point fees charged to the fund (See Exhibit X)

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Record retention, Fed wire charges, Vision IDs, DST charges, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. FAN Mail electronic data delivery, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), , EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
•$[ ] per transfer to successor trustee
•$[ ] per participant distribution (Excluding SWPs)
•$[ ] per refund of excess contribution
•$[ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
•$[ ] per outgoing wire transfer or overnight delivery
•$[ ] per telephone exchange
•$[ ] per return check or ACH or stop payment
•$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
CUSIP Setup
•CUSIP Setup beyond the initial CUSIP – $[ ] per CUSIP
•Expedited CUSIP Setup – $[ ] per CUSIP (Less than [ ] days)
Fund Characteristic Change
•Fund Name Change – $[ ] per fund/ per change
•Fund CUSIP Change – $[ ] per fund/ per change

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company – file generation and delivery – $[ ] per year
•Per Record Charge
•Rep/Branch/ID – $[ ]
•Dealer – $[ ]
•Price Files – $[ ] per record or $[ ] per user per month, whichever is less

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
•Transaction Processing*
•Implementation Fee - $[ ] per Management Company
•Transaction – purchase, redeem, and exchange - $[ ] per event
•Monthly Minimum Charge - $[ ] per month
•Electronic Statements*
•Implementation- $[ ] per fund group
•Load charges-$[ ] per image
•Archive charge (for any image stored beyond [ ] years)-$ [ ] per document

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
•$[ ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
•STAT – Statement and Tax Form Storage & Retrieval

•Setup: $[ ] per user
•Support: $[ ] per user per month
•ReportSource – Report and Data File Storage & Retrieval
•Setup: Included in initial fund setup on Transfer Agent system
•$[ ] per user per month
Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $[ ] per file
•Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
•Support: $[ ] per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $[ ] one-time fee
•Support: $[ ] per file per month
•File Delivery to Alternate Sales Reporting Provider
•Setup: $[ ] one-time fee
•Maintenance Fee: $[ ] per file per month
Chat Services
•Implementation Fee – $[ ]
•Monthly Fee – $[ ] per month
•Per Chat Fee – $[ ] per chat or $[ ] per minute of chat
Outbound Calling & Marketing Campaigns
•Cost based on project requirements including hours, data sourcing and reporting.
Electronic Form Delivery and Signature Capture
•Implementation fee – $[ ] (includes 15 forms)
•Additional setup fee – $[ ] for each additional form and email template
•Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
•Monthly minimum fee – $[ ] per month
•Per electronic envelope Fee – $[ ]
Recordkeeping Application Access
•Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$[ ] implementation
•$[ ] per month
•Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
•TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$[ ] implementation
•$[ ] per ID per month
•TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$[ ] implementation
•$[ ] per ID per month
•TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$[ ] implementation
•$[ ] per ID per month
•Automated Work Distributor (AWD) – Image and workflow application.
•$[ ] implementation
•$[ ] per ID per month
•Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$[ ] implementation

•$[ ] per ID per month
•PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$[ ] per month
Programming Services
•$[ ] per hour (subject to change)
•Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$[ ] setup per fund group
•$[ ] per month administration
•$[ ] per received email correspondence

CTI Reporting
Integrated custom detailed call reporting – $[ ] per monthly report
Literature Fulfillment Services
•Account Management/Database Administration
•$[ ] per month
•Receiving – $[ ] per SKU
•Order Processing – $[ ] per order
•Skid Storage – $[ ] per month per location
•Disposal – $[ ] per SKU
•Inbound Teleservicing Only
•Account Management – $[ ] per month (OR)
•Call Servicing – $[ ] per call
•Lead Source Reporting
•$[ ] per month
•Closed Loop Reporting
•Account Management – $[ ] per month
•Database Installation, Setup – $[ ] per fund group
•Miscellaneous Expenses
•Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
•$[ ] per Month
Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
•Initial data population: $[ ] for less than [ ] CUSIPS / $[ ] for [ ] CUSIPS or more
•Monthly maintenance: $[ ] per management company
•Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[ ]/hour
Dealer Survey Completion
Dealer fund survey requests – $[ ] per hour for completion and quality validation
Fund Event* Services
•Programming & File Delivery – $[ ]/hour
•Project Management/Analysis – $[ ]/hour
•Account Data Retention – $[ ]/account/month until purged*
•CUSIP Data Retention – $[ ]/CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)*FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled

Exhibit X
to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement

Included with TA Basis Point Fee	Not Included with TA Basis Point Fee
12b-1 Checks	PowerSelect Request
800 Service - Total Charges	Fulfillment Administration Fee
Checks Mailed	Fulfillment Orders
Checks Printed	Fulfillment POD Charges
Dealer Reclaim Services	Fulfillment Postage Charges
NSCC Processing Charges	Inventory Management
NSCC Service Interface Fee	Vision Billable IDs
Insert Handling (does not include printing)	Waived Fees - NSF
Periodic Investor Statements - Postage	Customization to services at November 2020
Periodic Investor Statements - Printing and Handling
Daily Confirmations - Postage
Daily Confirmations - Printing and Handling
Business Reply Envelopes and Handling
Postage Pieces - Charges to Fund
Tax Forms - Postage
Tax Forms - Printing and Handling
VRU Call Charges
VRU Maintenance
EFTS
ACH Base Fee
ACH Cycles
ACH Liquidations
ACH Purchases
ACH Returns
AIP Setups
AML Shareholder Verifications
AML Base Fee
Cost Basis Reporting
Disaster Recovery Fees
Document Retention
Domestic AML
eConnect
Fan Web/Digital Investor Fees
Informa Fees
Foreign AML
Omnibus Transactions
Outstanding Shareholder Letters
Manual Transactions/Correspondance
Telephone Transactions
Application/Forms Update
Regulatory Servicing - (IRA Mailings, Lost Shareholder Mailings)

Shareholder Servicing Minutes
Short Term Trader Accounts less than 90 Days
Vision Total Billable Hits
MARS configuration at November 2020

Advisor’s Signature below acknowledges approval of fees.

Akre Capital Management, LLC

By:_______________________________

Name:____________________________ Title:_____________________________

Date:_____________________________